                                                                   Exhibit 10(m)

THIS AGREEMENT made as of the 1st day of October, 1999.


B E T W E E N:


                        ZEMEX CORPORATION (hereinafter called the
                        "Corporation")


                        - and -


                        ALLEN J. PALMIERE (hereinafter called the "Executive")




WITNESSES THAT:


WHEREAS the Executive is presently employed by the Corporation or a Subsidiary;

AND WHEREAS the Corporation and the Executive are desirous of having certain rights and benefits in the event that the Executive is dismissed or the Executive's employment relationship with the Corporation or the Subsidiary is terminated in the manner set out herein;

AND WHEREAS the Corporation wishes to retain the benefit of the Executive's employment with the Corporation or the Subsidiary and to ensure that the Executive is able to carry out his responsibilities with the Corporation or the Subsidiary free from any distractions associated with any change in the ownership of the Corporation or its assets;

NOW THEREFORE in consideration of the premises and the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged by the parties hereto), it is agreed by and between the parties hereto as follows:

SECTION 1 DEFINITIONS: Terms used in this Agreement but not otherwise defined herein have the meanings set forth below:

      (a) "BENEFIT PLANS" means any stock option or stock purchase plan, employee loan, insurance, long-term disability, medical, dental and other executive and employee benefit plans, including any pension or similar plans, perquisites and privileges, such as club dues, automobile expenses and similar items, as may be provided at the time to the Executive by the Corporation or the Subsidiary;

      (b) "CHANGE IN CONTROL" means a transaction or series of transactions whereby directly or indirectly:

            (i) any person or combination of persons (other than any combination of Dundee Bancorp Inc. or any affiliate thereof and Richard L. Lister or a corporation controlled by any one or more of such persons) acting jointly or in concert obtains a sufficient number of securities of the Corporation to affect materially the control of the Corporation; or

            (ii) if the Executive is primarily employed by the Corporation, the
                 Corporation shall consolidate or merge with or into, amalgamate with, or enter into a statutory arrangement with, any other person (other than a subsidiary of the Corporation) or any other person (other than a subsidiary of the Corporation) shall consolidate or merge with or into, or amalgamate with or enter into a statutory arrangement with, the Corporation, and, in connection therewith, all or part of the outstanding voting shares shall be changed in any way, reclassified or converted into, exchanged or otherwise acquired for shares or other securities of the Corporation or any other person or for cash or any other property (other than a transaction which has been approved by the Incumbent Directors); or

           (iii) if the Executive is primarily employed by the Corporation, the Corporation shall be liquidated or dissolved or shall sell or otherwise transfer, including by way of the grant of a leasehold interest (or one or more of its subsidiaries shall sell or otherwise transfer, including by way of the grant of a leasehold interest) property or assets (A) aggregating more than 50% of the consolidated assets (measured by either book value or fair market value) of the Corporation and its subsidiaries as at the end of the most recently completed financial year of the Corporation or (B) which during the most recently completed financial year of the Corporation generated, or during the then current financial year of the Corporation are expected to generate, more than 50% of the consolidated operating income or cash flow of the Corporation and its subsidiaries, to any other person or persons (other than the Corporation or one or more of its subsidiaries); or

            (iv) if the Executive is primarily employed by a Subsidiary, the
                 Subsidiary shall be liquidated or dissolved or shall sell or otherwise transfer, including by way of the grant of a leasehold interest (or one or more of its subsidiaries shall sell or otherwise transfer, including by way of the grant of a leasehold interest) property or assets (A) aggregating more than 50% of the consolidated assets (measured by either book value or fair market value) of the Subsidiary and its subsidiaries as at the end of the most recently completed financial year of the Subsidiary or (B) which during the most recently completed financial year of the Subsidiary generated, or during the then current financial year of the Subsidiary are expected to generate, more than 50% of the consolidated operating income or cash flow of the Subsidiary and its subsidiaries, to any other person or persons (other than the Corporation, the Subsidiary or one or more of its subsidiaries); or

            (v) if the Executive is primarily employed by the Corporation, the Corporation shall issue shares of common stock from the treasury of the Corporation in a sufficient number to affect materially the control of the Corporation; or

            (vi) if the Executive is primarily employed by a Subsidiary, (A) a transfer of shares of the Subsidiary or (B) the issue of treasury shares of the Subsidiary, in either case having the result that any person or combination of persons (other than any combination of Dundee Bancorp Inc. or any affiliate thereof and Richard L. Lister or a corporation controlled by any one or more of such persons) acting jointly or in concert beneficially owns shares or other securities in excess of the number which, directly or following conversion thereof, would entitle the holders thereof to cast 49.9% or more of the votes attaching to all shares of the Subsidiary which may be cast to elect directors of the Subsidiary; or

            (vii)the Incumbent Directors cease to represent a
                 majority of the members of the Board of Directors of the Corporation;

            for the purposes of Sections 1(b)(i) and (v), a person or combination of persons acting jointly or in concert and beneficially owning shares or other securities in excess of the number which, directly or following conversion thereof, would entitle the holders thereof to cast 20% or more of the votes attaching to all shares of the Corporation which may be cast to elect directors of the Corporation shall be deemed to be in a position to affect materially the control of the Corporation;

      (c) "EXPIRY DATE" means 24 months after a Change in Control occurs;

      (d) "INCUMBENT DIRECTORS" means the members of the Board of Directors holding office at the date of this Agreement and any additional Directors appointed by or with the consent of the Incumbent Directors;

      (e)  "SUBSIDIARIES" means the following:

            (i)   Alumitech, Inc. and its subsidiaries;

            (ii)  Pyron Corporation and its subsidiaries; and

            (iii) Zemex Industrial Minerals, Inc. and its
                  subsidiaries;

            and "SUBSIDIARY" means any one of them with which the Executive has employment;

      (f) "TRIGGERING EVENT" means any one of the following events which occurs without the express or implied agreement of the Executive:

            (i) an adverse change in any of the duties, powers, rights, discretion, salary or benefits of the Executive as they exist at the date of this Agreement; or
            (ii) a diminution of the title of the Executive as it
                 exists at the date of this Agreement; or

            (iii)a change in the person or body to whom the Executive reports at the date of this Agreement, except if such person or body is of equivalent rank or stature or such change is as a result of the resignation or removal of such person or the persons comprising such body, as the case may be, provided that this shall not include a change resulting from a promotion in the normal course of business; or

            (iv) a change in the municipality at which the Executive is regularly required to carry out the terms of his employment with the Corporation at the date of this Agreement unless the Executive's terms of employment include the obligation to receive geographic transfers from time to time in the normal course of business.

SECTION 2 RIGHTS UPON OCCURRENCE OF CHANGE IN CONTROL FOLLOWED BY A TRIGGERING EVENT: If, in respect of the Executive, a Change in Control occurs and if, in respect of the Executive, a Triggering Event occurs after the Change of Control and on or before the Expiry Date, the Executive shall be entitled to elect to terminate his employment with the Corporation and to receive a payment from the Corporation in an amount equal to the aggregate of (a) 200% of his annual base salary that was applicable immediately prior to the date of the Triggering Event and (b) 200% of the average of the annual bonus, if any, payable to him in respect of each of the two fiscal years of the Corporation ended immediately prior to the date of a notice of election to terminate given to the Corporation by such Executive pursuant to Section 3.

SECTION 3 RIGHTS CONDITIONAL: All termination rights of the Executive provided for in Section 2 are (a) conditional upon the Executive electing to exercise such rights by notice given to the Corporation on or before the Expiry Date and (b) exercisable only if the Executive does not resign from his employment with the Corporation or the Subsidiary (other than at the request of the Corporation or the Subsidiary) and does not actively seek alternative employment, in each case for at least three months following the date of the Change in Control.

SECTION 4 RIGHTS UPON DISMISSAL WITHOUT CAUSE: The Executive shall be entitled to a payment by the Corporation of an amount calculated as provided for in Section 2 (except that his annual base salary as referred to in Section 2(a) shall be that applicable immediately prior to the date of his dismissal) if a Triggering Event does not occur but the Executive is dismissed from his employment with the Corporation without cause after a Change in Control and on or before the Expiry Date. The Corporation shall not dismiss the Executive for any reason unless such dismissal is specifically approved by the Board of Directors of the Corporation. Likewise, the Corporation shall have the right to dismiss the Executive from his employment with the Corporation without cause after a Change in Control and on or before the Expiry Date, subject to paying the Executive the amount calculated as provided for in Section 2.

SECTION 5 PAYMENTS UNDER THIS AGREEMENT: Any payment to be made by the Corporation pursuant to the terms of this Agreement shall be made by the Corporation in cash in a lump sum within five business days of the giving of notice by the Executive pursuant to Section 3, or within five business days of the dismissal from the Executive's employment as referred to in Section 4, as the case may be. Any payment to be made under Section 2 or 4 shall be calculated, in the case of Section 2, at the date of giving notice pursuant to
Section 3 and, in the case of Section 4, at the date of dismissal. Notwithstanding the foregoing provisions of this Section 5, at the option of the Executive a payment, or any part thereof as shall be specified by the Executive, to be made to the Executive shall be deferred to such date or dates as shall be designated in writing by the Executive. Any payment so deferred shall bear simple interest at the rate of 6% per annum calculated from the date payment of the amount otherwise should have been made until the date of payment in full. The Corporation shall list the items making up a payment calculated as provided for in Section 2 and shall support the calculation of such amount.

SECTION 6 PAYMENTS IN LIEU OF ALL OTHER DAMAGE CLAIMS ETC.: All payments provided for herein shall be in lieu of all other notice or damage claims as regards dismissal or termination of the Executive's employment with the Corporation or any subsidiary of the Corporation after a Change in Control and on or before the Expiry Date. The arrangements provided for herein shall not be considered in any judicial determination of appropriate damages at common law for dismissal without cause, other than as provided for in this Agreement. At the request of either party, the parties shall exchange mutual signed releases of liability conforming to the substantive provisions of this Agreement.

SECTION 7 AGREEMENT SUPPLEMENTAL: This Agreement shall be supplemental to any other contract of employment or otherwise, whether written or oral, that exists between the Corporation or any subsidiary of the Corporation and the Executive, except insofar as any such contract relates to the termination of the employment relationship between the Corporation or any Subsidiary of the Corporation and the Executive, in which case this Agreement shall supersede the termination provisions of any such other contract of employment or otherwise including, without limitation, the termination agreement between the Executive and a predecessor of the Corporation dated October 1, 1998.

SECTION 8 BENEFIT PLANS: In the event that the Executive is entitled to a payment pursuant to Section 2 or 4, the Executive shall be entitled to have all Benefit Plans as constituted at the date of the giving of notice by the Executive pursuant to Section 3, or the dismissal from the Executive's employment, as the case may be, continued for a period of 24 months after the date of the giving of notice by the Executive pursuant to Section 3, or the dismissal from the Executive's employment, as the case may be, or for any longer period available under any Benefit Plans when coverage is provided from a source other than the Corporation. Notwithstanding the foregoing provisions of this
Section 8, at the option of the Executive the cost to the Corporation of such Benefit Plans, or any part of the benefits under any such Benefit Plans as shall be specified by the Executive, shall be converted to a lump sum amount and shall be paid to the Executive immediately or shall be deferred to such date or dates as shall be designated in writing by the Executive. Any payment so deferred shall bear simple interest at the rate of 6% per annum calculated from the date payment of the amount otherwise should have been made until the date of payment in full.

SECTION 9 STOCK OPTION AND STOCK PURCHASE PLANS: If the Executive is entitled to a payment pursuant to Section 2 or 4, the term during which any stock option granted to the Executive by the Corporation or any subsidiary of the Corporation may be exercised shall be extended to the later of the expiry date of the option or 12 months after the date of the giving of notice by the Executive pursuant to Section 3, or the dismissal from the Executive's employment as referred to in Section 4, as the case may be; provided that the maximum term of any such option shall not exceed six years from the date of grant of the option or such longer period as shall be permitted under the terms of the Corporation's stock option plan. In addition, in such event any provisions of the stock option or the stock purchase plan restricting the number of shares which may be purchased before a particular date shall be waived and the options shall be fully vested immediately. If the Executive is entitled to a payment pursuant to Section 2 or 4, all shares owned by the Executive and held in any stock purchase plan shall immediately be released to the Executive, subject to the Executive making any payments required under the plan. The terms of any stock option plan, stock purchase plan or agreement therefor shall be deemed amended to reflect the provisions of this Section 9.

SECTION 10 DESIGNATION OF BENEFICIARY: If the Executive dies prior to satisfaction of all of the Corporation's obligations under this Agreement, any remaining amounts payable to the Executive by the Corporation shall be paid to the person or persons (a "Beneficiary") previously designated by the Executive to the Corporation for such purposes. Any such designation of a Beneficiary shall be made in writing, signed by the Executive and dated and filed with the Secretary of the Corporation. In the event that no such designation is made, all such remaining amounts shall be paid by the Corporation to the Estate of the Executive. If the Executive has exercised the option pursuant to Section 5 or 8 to defer a payment, or any part thereof, to be made to or for the benefit of the Executive, the Beneficiary or the Executor of the Estate, as the case may be, shall have the further option to require payment in full of any such remaining amounts to the Beneficiary or the Executor, as the case may be, by giving notice to that effect to the Corporation.

SECTION 11 ASSIGNMENT AND ASSUMPTION: This Agreement automatically shall be assigned by the Corporation to any successor corporation of the Corporation and shall be binding upon such successor corporation. For the purposes of this
Section 11, "successor corporation" shall include any person referred to in Subsection 1(b)(ii), (iii) or (iv). The Corporation shall ensure that the successor corporation shall continue the provisions of this Agreement as if it were the original party in place of the Corporation; provided however that the Corporation shall not thereby be relieved of any obligation to the Executive pursuant to this Agreement. In the event of a transaction or series of transactions as described in Subsection 1(b)(ii), (iii) or (iv), appropriate arrangements shall be made by the Corporation for the successor corporation to honour this Agreement as if the Executive had exercised his maximum rights hereunder as of the effective date of such transaction.

SECTION 12 FURTHER ASSURANCES: Each of the parties hereto agrees to do and execute or cause to be made, done or executed all such further and other things, acts, deeds, documents, assignments and assurances as may be necessary or reasonably required to carry out the intent and purpose of this Agreement fully and effectually. Without limiting the generality of the foregoing, the Corporation shall take all reasonable steps in order to structure the payment or payments provided for in this Agreement in the manner most advantageous to the Executive with respect to the provisions of the Income Tax Act (Canada), the Internal Revenue Code (United States of America) or any similar legislation in place in any other jurisdiction of the Executive's residence.

SECTION 13 REVIEW OF AGREEMENT: In the event of a threatened or pending Change in Control of the Corporation, and following an actual Change in Control of the Corporation, the Corporation in either case shall enter into a review of the terms of this Agreement and shall implement any amendments hereto which are agreed to by both parties.

SECTION 14 RE-TRANSFER: If, within 12 months prior to the date of the Triggering Event, or the date of dismissal without cause, as the case may be, the Executive was transferred by the Corporation or the Subsidiary to his then place of residence and if the Executive has been resident in such location for less than 24 months at the time that he becomes entitled to a payment pursuant to Section 2 or 4, if the Executive exercises his rights under this Section 14 at the time of the giving of notice by the Executive pursuant to Section 3, or upon giving notice to the Corporation within 30 days of dismissal from the Executive's employment as referred to in Section 4, as the case may be, the Corporation shall pay the direct moving expenses of moving the Executive and his immediate family and their household effects to his immediately preceding place of residence offset by any such costs paid by any new employer.

SECTION 15 OUTPLACEMENT SERVICES: If the Executive is entitled to receive a payment pursuant to Section 2 or 4, the Corporation shall pay the reasonable costs (to a maximum of 10% of the annual base salary of the Executive as used for the calculation of such payment) of the services for the Executive of a suitable outplacement counselling service selected by the Corporation. Notwithstanding the foregoing provisions of this Section 15, at the option of the Executive the cost to the Corporation of such outplacement services shall be converted to a lump sum amount and shall be paid to the Executive immediately.

SECTION 16 GENDER: Whenever the context of this Agreement so requires or permits, the masculine gender includes the feminine gender.

SECTION 17 NOTICE: Any notice, election or designation to be made by the Executive pursuant to this Agreement shall be in writing and shall be hand delivered to the Corporation at the following address:

     Zemex Corporation
     Canada Trust Tower, BCE Place
     161 Bay Street, Suite 3750
     Toronto, Ontario
     M5J 2S1
     Telephone: (416) 365-8080
     Fax: (416) 365-8094


     Attention:  President and
                 Chief Executive Officer


SECTION 18 TERM: This Agreement shall commence as of the date first above written and shall terminate on December 31, 2004 unless extended with the mutual agreement of the parties hereto and approved by the Board of Directors of the Corporation; provided that if a Change of Control occurs on or before December 31, 2004 the term of this Agreement automatically shall be extended to the Expiry Date.

SECTION 19 GOVERNING LAW: This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario. The parties agree to attorn to the jurisdiction of, and to submit any dispute arising out of this Agreement to the Courts of the Province of Ontario.

IN WITNESS WHEREOF the parties hereto have caused this agreement to be executed as of the date first above written.


                                         ZEMEX CORPORATION




                                         per:                          c/s
                                               ------------------------
                                               Richard L. Lister
                                               President and
                                               Chief Executive Officer




SIGNED, SEALED & DELIVERED  )
in the presence of          )
                            )
                            )
                            )
                            )
                            )                                          l/s
--------------------------  )                   -----------------------
Witness                     )                   Allen J. Palmiere
                            )